SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

AIRWARE LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas

8399 E. Indian School Rd., Suite 202

Scottsdale, AZ 85251

Tel. 480-463-4246

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.

113 Barksdale Professional Center

Newark, DE 19711

Tel. 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AIRWARE LABS CORP.

Form 8-K

Current Report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective December 21, 2012, Mr. John Glasgow resigned as the CFO of Airware Labs Corp., a Delaware Corporation (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment

On December 21, 2012, Ms. Jessica Smith (“Ms. Smith”) was appointed to serve as the Company’s CFO and has accepted such appointment. The biography for Ms. Smith is set forth below.

Ms. Jessica Smith – Ms. Jessica Smith, CPA has been practicing accounting since graduating from Arizona State University in 2000. Ms. Smith started her career with Arthur Andersen, LLP and moved on to working with several companies in the private sector before starting her own accounting practice in 2008. Ms. Smith currently services a number of small and large local businesses with their financial accounting needs. In addition to pursuing continuing education required of all CPAs, Ms. Smith is also a member of several organizations, including the American Institute of Certified Public Accountants, the Arizona Society of Certified Public Accountants and the National Association of Tax Preparers.

 Family Relationships

Ms. Smith is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN DYNAMICS CORP.
Date: December 21, 2012	By: /s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer